Exhibit 99.1

Ruling Issued in Rudolph’s Patent Infringement Case Against Camtek

Damages and modified injunction reinstated against Camtek in US

Flanders, New Jersey (February 9, 2015)—Rudolph Technologies, Inc. (NYSE: RTEC) announced today the U.S. District Court of the District of Minnesota issued a ruling in Rudolph’s long-running patent infringement case against Camtek, Ltd. related to Rudolph’s U.S. Patent No. 6,826,298. In its opinion, the District Court denied Camtek’s motion for a new trial on damages and granted Rudolph’s motion for final judgment and reinstatement of the original damages awarded at trial in 2009. Including interest, these damages now exceed $14M. Further, the District Court enjoined Camtek from “making, using, selling and offering to sell any of its Falcon machines and any machines that are colorable imitations thereof in the United States, intended for sale and use within the United States, until the expiration of the ‘6,298 patent.” As stated by the District Court, Camtek is specifically enjoined from:

i.
Communicating with third parties (in person, via phone, via email, or by any other means) located anywhere in the world for the purposes of offering to sell Falcon machines or machines that are colorable imitations thereof, where the contemplated destination of the machine is within the United States.

ii.
Advertising or marketing the Falcon machines or machines that are colorable imitations thereof in the United States unless it is made clear on the marketing or advertisements that Camtek’s Falcon machines or machines that are colorable imitations thereof are not for sale or use in the United States.

iii.
Providing operator training for Falcon machines or machines that are colorable imitations thereof within the United States to the extent that such training is not directly tied to service and repair of such machines that were sold and delivered to customers prior to March 5, 2009; and

iv.
Reconstructing the Falcon machines sold and delivered prior to March 5, 2009 located within the United States, which includes substantially improving or otherwise substantially changing such machines relative to the state in which they were originally accepted by the customer including, among other things, providing substantial software or hardware upgrades.

Robert Koch, Rudolph’s vice president and general counsel, stated “Today’s ruling once again validates the original findings of infringement by the jury and Rudolph’s long asserted positions in this case. While Camtek still has the right to appeal this decision, we believe that the District Court’s analysis and order offer limited opportunity for them to succeed should they elect such a course of action.”

For more informatin about Rudolph, please visit www.rudolphtech.com

About Rudolph Technologies
Rudolph Technologies, Inc. is a worldwide leader in the design, development, manufacture and support of defect inspection, advanced packaging lithography, process control metrology, and data analysis systems and software used by semiconductor device manufacturers worldwide. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down the costs and time to market of their products. The Company’s expanding portfolio of equipment and software solutions is used in both the wafer processing and final manufacturing of ICs, and in adjacent markets such as FPD, LED and Solar. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include projections related to the protection of its intellectual property as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control. Such factors include, but are not limited to, results of future litigation and the challenges presented related to the enforcement of its patents. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2013 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

Rudolph Contacts:
Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Guerrant Associates
Laura Guerrant-Oiye
Principal
808.882.1467
lguerrant@guerrantir.com

Trade Press:
Amy Shay
952.259.1794
amy.shay@rudolphtech.com